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                                                                    EXHIBIT 3.16


                               ARTICLES OF MERGER
                                       OF
            HUNTSMAN EDISON FILMS CORPORATION INTO PLIANT CORPORATION

                     EFFECTIVE JANUARY 1, 2001 AT 12:30 A.M.

                  In accordance with Part 11 of the Utah Revised Business Corporation Act (the "URBCA"), Pliant Corporation, a Utah corporation (the "Corporation"), hereby declares and certifies as follows:

                                   ARTICLE ONE

                                 Plan of Merger

                  The Plan of Merger, dated as of November 15, 2000 (the "Plan of Merger"), with respect to the merger of Huntsman Edison Films Corporation, a Delaware corporation ("Edison Films"), into the Corporation (the "Merger") is attached hereto as Exhibit A and is incorporated herein by this reference.

                                   ARTICLE TWO

                        No Shareholder Approval Required

                  Pursuant to Section 16-10a-1104(3) of the URBCA, no shareholder of either the Corporation or Edison Films is required to approve the Plan of Merger. The Merger is being effected pursuant to Section 16-10a-1104 of the URBCA, and, immediately prior to the Merger, the Corporation owned 100% of the outstanding shares of each class of stock of Edison Films.

                                  ARTICLE THREE

                                 Effective Date

                  The effective date of the Merger is January 1, 2001 at 12:30 a.m., and the effective date complies with Section 16-10a-1104(5) of the URBCA.
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                  IN WITNESS WHEREOF, the Corporation hereby certifies to the truth of the facts stated herein and executes these Articles of Merger this 7 day of December, 2000.

                                          Pliant Corporation, a Utah corporation



                                          By /s/ Ronald G. Moffitt
                                             ----------------------------------
                                             Its Executive Vice President,
                                             Secretary and General Counsel




                                 MAILING ADDRESS

                  If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to the Corporation by mail, the address to which the copy should be mailed is:

                               Pliant Corporation
                            c/o Nathan W. Jones, Esq.
                                 Stoel Rives LLP
                        201 South Main Street, Suite 1100
                            Salt Lake City, UT 84111





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                                    Exhibit A

                                 PLAN OF MERGER
                                       OF
                        HUNTSMAN EDISON FILMS CORPORATION
                             INTO PLIANT CORPORATION

                                NOVEMBER 15, 2000

                        The Board of Directors of Pliant Corporation (the "Corporation") has determined that its wholly-owned subsidiary, Huntsman Edison Films Corporation, a Delaware corporation ("Edison Films," and together with the Corporation, the "Constituent Corporations"), should be merged with and into the Corporation (the "Merger") in accordance with the applicable provisions of the Utah Revised Business Corporation Act (the "URBCA"), the Delaware General Corporation Law (the "DGCL") and the Internal Revenue Code of 1986, as amended (the "Code").

                                    I. Merger

                  1.1 Names and States of Incorporation. The name and state of incorporation of each of the Constituent Corporations is as follows:

                           (a)      Pliant Corporation, a Utah corporation, and

                           (b) Huntsman Edison Films Corporation, a Delaware corporation.

                  1.2 Effective Time. In accordance with the URBCA, the Merger shall be effective on January 1, 2001 at 12:30 a.m. (the "Effective Time") as specified in the Articles of Merger filed with the Utah Department of Commerce, Division of Corporations and Commercial Code.

                  1.3 Merger. At the Effective Time, the following shall occur:

                           (a) Edison Films shall be merged with and into the Corporation, and the separate existence of Edison Films shall cease.

                           (b) The Corporation shall be the surviving corporation and shall continue its corporate existence in accordance with the laws of the State of Utah and under the name "Pliant Corporation."

                           (c) The Merger shall have the effects set forth in Section 16-10a-1106 of the URBCA.

                           (d) All of the assets and liabilities of Edison Films (collectively, the "Assets and Liabilities") shall become assets and liabilities of the Corporation.
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                  1.4      Articles of Incorporation. The Articles of
Incorporation of the Corporation shall continue to be the Articles of Incorporation of the Corporation after the Effective Time, until amended or repealed in accordance with the URBCA.

                  1.5 Bylaws. The Bylaws of the Corporation shall continue to be the Bylaws of the Corporation after the Effective Time, until amended or repealed in the manner provided by such Bylaws and the URBCA.

                  1.6 Directors. The directors of the Corporation immediately prior to the Effective Time shall continue to serve as the directors of the Corporation for the term specified in the Bylaws of the Corporation.

                  1.7 Officers. The officers of the Corporation immediately prior to the Effective Time shall continue to be officers of the Corporation until otherwise provided in accordance with the Bylaws of the Corporation.

                   II. Shares of the Constituent Corporations

                  2.1 Edison Films Stock. As of the date of this Agreement, Edison Films has an authorized capital structure consisting of 1,000 shares of Common Stock, par value $0.01, and 1,000 shares of Edison Films Common Stock are issued and outstanding.

                  2.2      Corporation Stock. As of the date of this Agreement,
(a) the Corporation has an authorized capital structure consisting of 10,000,000 shares of Common Stock, with no par value, and 200,000 shares of Preferred Common Stock, with no par value; and (b) 574,006 shares of Common Stock and 100,000 shares of Series A Preferred Common Stock are issued and outstanding.

                  2.3 Conversion of Outstanding Shares. As of the Effective Time, by virtue of the Merger and without any further action, the following shall occur:

                           (a) The issued and outstanding capital stock of the Corporation shall not be affected by the merger and each such issued and outstanding share of the capital stock of the Corporation shall continue to be one (1) share of fully paid and nonassessable stock of the same class.

                           (b) Each issued and outstanding share of Edison Films Common Stock shall be canceled (and, because Edison Films is a wholly-owned subsidiary of the Corporation, no consideration shall be paid by the Corporation to itself for the cancellation of the Edison Films Common Stock).

                  2.4 Certificates. As soon after the Effective Time as practicable, each certificate nominally representing shares of Edison Films Common Stock shall be marked canceled in accordance with Section 2.3 above.

                  2.5 Options, Warrants or Other Rights. At the Effective Time, any options, warrants or other rights to purchase shares of Edison Films, without any further action, shall be terminated.
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                             III. General Provisions

                  3.1 Approval. This Agreement has been approved by the Board of Directors of the Corporation as required by the URBCA and the DGCL.

                  3.2 Accounting Records. As of the Effective Time, the Assets and Liabilities shall be recorded in the accounting records of the Corporation at the amounts at which they shall be carried at that time in the accounting records of Edison Films, subject to such changes, adjustments or eliminations as may be made in accordance with generally accepted accounting principles.

                  3.3 Issuance of Shares. Between the date of this Agreement and the Effective Time, Edison Films shall not issue or cause to be issued any additional shares of stock.

                  3.4 Tax Matters. Edison Films and the Corporation intend that the transaction contemplated by this Agreement shall constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code. Therefore, all of the terms and provisions of this Agreement shall be interpreted so that such terms and provisions are in accordance with Section 368(a)(1)(A) of the Code.

                  3.5 Additional Actions. The officers of the Constituent Corporations shall execute all such other documents and shall take all such other actions as may be necessary or advisable to make this Agreement and the Merger effective.